Exhibit 99.1

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	PARKVALE FINANCIAL CORPORATION SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PARKVALE FINANCIAL CORPORATION FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 15, 2011 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned, being a shareholder of Parkvale Financial Corporation as of October 20, 2011, hereby authorizes the Board of Directors of Parkvale Financial Corporation or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Special Meeting of Shareholders of Parkvale Financial Corporation to be held at the Parkvale Bank Building located at 4220 William Penn Highway, Monroeville, Pennsylvania on December 15, 2011 at 10:00 a.m., local time, and at any adjournment or postponement of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, “FOR” PROPOSAL 2 TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE GOLDEN PARACHUTE COMPENSATION PAYABLE TO OUR NAMED EXECUTIVE OFFICERS, AND “FOR” PROPOSAL 3 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING.

Please be sure to sign and date this proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above
1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 15, 2011, by and between F.N.B. Corporation and Parkvale Financial Corporation, pursuant to which Parkvale Financial Corporation will be merged with and into F.N.B. Corporation.

For	Against	Abstain
☐	☐	☐

2.	Proposal to approve, in an advisory (non-binding) vote, the golden parachute compensation payable to our named executive officers.

For	Against	Abstain
☐	☐	☐

3.	Proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger and the transactions contemplated thereby.

For	Against	Abstain
☐	☐	☐

PLEASE CHECK BOX IF YOU PLAN TO ATTENDè    ☐

THE MEETING

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Shareholders of Parkvale Financial Corporation called for December 15, 2011, and a copy of the Proxy Statement/Prospectus prior to the signing of this Proxy.

SHARES OF PARKVALE FINANCIAL’S COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS CARD PROPERLY SIGNED, BUT YOU DO NOT OTHERWISE SPECIFY, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, “FOR” PROPOSAL 2 TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE GOLDEN PARACHUTE COMPENSATION PAYABLE TO OUR NAMED EXECUTIVE OFFICERS, AND “FOR” PROPOSAL 3 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS.

é Detach above card, sign, date and mail in postage paid envelope provided. é PARKVALE FINANCIAL CORPORATION

Please sign this Proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder needs to sign.

The proxy statement/prospectus is available on our website at www.parkvale.com under “Investor Relations.”

PLEASE ACT PROMPTLY - MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.